Exhibit 1.1
UNDERWRITING AGREEMENT
May 18, 2011
Ivanhoe Energy Inc.
21st Floor, 101 — 6th Avenue S.W.
Calgary, Alberta
T2P 3P4
Attention: Greg Phaneuf, Executive Vice President, Corporate Development
Dear Sirs:
Re: Offering of 5.75% Unsecured Subordinated Convertible Debentures of Ivanhoe Energy Inc.
TD Securities Inc. (the “Lead Underwriter”) and Macquarie Capital Markets Canada Ltd., RBC Dominion Securities Inc., UBS Securities Canada Inc., CIBC World Markets Inc. and Byron Capital Markets Ltd. (together with the Lead Underwriter, collectively, the “Underwriters”) understand that Ivanhoe Energy Inc. (the “Corporation”) proposes to issue and sell $50,000,000 of unsecured subordinated convertible debentures with a face value of $1,000 principal amount per Firm Debenture (as defined below), with a coupon of 5.75% per annum, payable semi-annually in arrears on June 30 and December 31 of each year commencing December 31, 2011 and a maturity date of June 30, 2016 (the “Maturity Date”), subject to redemption at the option of the Corporation in certain circumstances subsequent to June 30, 2014, as set forth in the Prospectus (as defined below) and to be set forth in the Debenture Indenture (as defined below) (the “Firm Debentures”). The Firm Debentures shall be convertible into Common Shares (as defined below) at an initial conversion price of $3.36 per Common Share at any time prior to the close of business on the earlier of (i) the Business Day (as defined below) immediately preceding the Maturity Date or, (ii) if called for redemption, the Business Day immediately preceding the date specified by the Corporation for redemption of the Firm Debentures, or (iii) if subject to repurchase pursuant to a Change of Control (as such term will be defined in the Debenture Indenture), on the Business Day immediately preceding the payment date, subject to adjustment in certain circumstances. Upon conversion of the Firm Debentures, in lieu of delivering Common Shares, the Corporation may elect to pay the holder cash at the option of the Corporation (the “Cash Conversion Option”). If the Corporation elects the Cash Conversion Option, the Corporation shall pay to the holder an amount in cash equal to the daily volume weighted average of the Common Shares issuable upon conversion of such holder’s Firm Debentures on the TSX (as defined herein) as measured over a period of ten consecutive trading days, commencing on the third day following the conversion of such Firm Debentures. The Firm Debentures shall otherwise have such attributes as are described in the Prospectus.
Upon and subject to the terms and conditions contained in this Agreement (as defined herein), the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation the Firm Debentures at the Closing Time (as defined herein) in the respective percentages set forth in section 20 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters at the Closing Time all, but not less than all, of the Firm Debentures at the purchase price of $1,000 per Firm Debenture, being an aggregate purchase price of $50,000,000 (the “Purchase Price”).

The Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase from the Corporation, at the Underwriters’ election, up to an additional $7,500,000 of debentures of the Corporation having the same terms and conditions as the Firm Debentures (the “Additional Debentures”). The Underwriters may exercise the Over-Allotment Option, in whole or in part, at any time, from time to time, prior to 5:00 p.m. (Calgary time) on the date that is 30 days after the Closing Date for the purpose of covering over-allotments, if any, and for market stabilization purposes, by written notice to the Corporation setting forth the number of Additional Debentures to be purchased. In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation the number of Additional Debentures as to which the Over-Allotment Option shall have been exercised in the respective percentages set forth in section 20 hereof, and the Corporation hereby agrees to issue and sell such number of Additional Debentures to the Underwriters at the purchase price of $1,000 per Additional Debenture.
The Underwriters shall be entitled (but not obligated) in connection with the offering and sale of the Offered Securities (as defined herein) to retain as sub-agents other registered securities dealers and may receive subscriptions for Offered Securities from subscribers from other registered dealers. The fee payable to any such sub-agent shall be for the account of the Underwriters.
The Underwriters will offer the Offered Securities initially at the offering price specified above. The Underwriters may subsequently reduce the price at which the Offered Securities are offered. Any such reduction shall not reduce the proceeds to be paid to or received by the Corporation in accordance with this Agreement.
1. Definitions
In this Agreement:
(a)	“Additional Debentures” has the meaning attributed to such term in the third paragraph of this Agreement;
(b)
“Agreement” means this agreement and not any particular article or section or other portion except as may be specified, and words such as “hereof”, “hereto”, “herein” and “hereby” refer to this Agreement as the context requires;

(c)	“AIF” means the annual report of the Corporation under the U.S. Securities Act on Form 10-K dated March 16, 2011 for the year ended December 31, 2010;
(d)	“Applicable Securities Laws” means, collectively, Canadian Securities Laws and U.S. Securities Laws;
(e)	“BCSC” means the British Columbia Securities Commission;
(f)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;
(g)	“Canadian Securities Laws” means all applicable Canadian securities laws, rules, regulations, notices, instruments, blanket orders and policies in the Qualifying Provinces;
(h)
“Closing Date” means June 9, 2011 or such other date as the Underwriters and the Corporation may agree, but in any event not later than 42 days after the date of the Final Passport System Decision Document;

(i)	“Closing Time” means 6:30 a.m. (Calgary time) or such other time, on the Closing Date, as the Underwriters and the Corporation may agree;

(j)	“Common Shares” means the common shares in the capital of the Corporation and, where appropriate in the context, includes the Underlying Shares;
(k)
“Concurrent Private Placement” means the private placement of up to $25,000,000 aggregate principal amount of 5.75% unsecured subordinated convertible debentures of the Corporation, having the same terms as the Offered Securities, to certain purchasers, including Robert M. Friedland;

(l)	“Corporation” means Ivanhoe Energy Inc.;
(m)	“Corporation’s auditors” means Deloitte & Touche LLP, chartered accountants, Calgary, Alberta;
(n)	“Corporation’s counsel” means Macleod Dixon LLP or such other legal counsel as the Corporation, with the consent of the Underwriters, may appoint;
(o)
“Debenture Indenture” means the trust indenture to be dated as of the Closing Date, to be entered into between the Corporation and the Trustee, providing for the issue of the Offered Securities and the Private Placement Debentures;

(p)	“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Canadian Securities Laws and “distribute” has a corresponding meaning;
(q)	“Documents” means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including, without limitation:
(i)	the Financial Statements;
(ii)	the Corporation’s management’s discussion and analysis of the financial condition and results of operations for the three months ended March 31, 2011 and March 31, 2010;
(iii)	the Corporation’s management’s discussion and analysis of the financial condition and results of operations for the years ended December 31, 2010 and December 31, 2009;
(iv)	the Management Proxy and Information Circular of the Corporation dated March 21, 2011 with respect to the annual general meeting of shareholders of the Corporation held on April 27, 2011;
(v)	the Management Proxy and Information Circular of the Corporation dated March 27, 2010 with respect to the annual general meeting of the shareholders of the Corporation held on April 28, 2010;

(vi)	the AIF;
(vii)	the material change report of the Corporation dated February 10, 2011; and

(viii)
any documents of the type required by NI 44-101 to be incorporated by reference in a short form prospectus, including any material change reports (excluding confidential reports), comparative interim financial statements, comparative annual financial statements and the auditor’s report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by the Corporation with the Securities Commissions after the date of this Agreement and during the period of distribution;

(r)	“Due Diligence Session” shall have the meaning set forth in subsection 3(d) hereof;
(s)
“Environmental Laws” means applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters;

(t)	“Exchanges” means together, the TSX and the NASDAQ Stock Market and “Exchange” means either one of them;
(u)	“Final Passport System Decision Document” means a receipt for the Prospectus issued in accordance with the Passport System;

(v)	“Financial Statements” means, collectively:
(i)	the unaudited condensed consolidated financial statements of the Corporation as at and for the three month period ended March 31, 2011 and March 31, 2010, together with the notes thereto; and
(ii)
the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2010 and December 31, 2009, together with the report of the Corporation’s auditors thereon and the notes thereto;

(w)	“GLJ” means GLJ Petroleum Consultants Ltd., independent geological and petroleum engineering consultants of Calgary, Alberta;
(x)
“GLJ Report” means the independent engineering evaluation of the bitumen, oil, natural gas liquids and natural gas reserves and resources of the Corporation prepared by GLJ dated February 11, 2011 and effective December 31, 2010;

(y)	“material change”, “material fact” and “misrepresentation” shall have the meanings ascribed thereto under the Canadian Securities Laws;
(z)
“Material Subsidiaries” means PanAsian Energy Ltd. (Nevis), Shaman LLC (Mongolia), Ivanhoe Energy HTL Inc. (Nevada), Ivanhoe HTL Petroleum Ltd. (Nevada), Ivanhoe Energy Ecuador Inc. (British Columbia);

(aa)	“MI 11-102” means Multilateral Instrument 11-102 — Passport System of the Canadian Securities Administrators, as amended or replaced;
(bb)	“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators, as amended or replaced;
(cc)	“NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators, as amended or replaced;

(dd)	“Offered Securities” means, collectively, the Firm Debentures and the Additional Debentures;
(ee)	“Over-Allotment Expiry Date” means the day that is thirty days following the Closing Date;
(ff)	“Over-Allotment Option” has the meaning attributed to such term in the third paragraph of this Agreement;
(gg)
“Over-Allotment Option Closing Date” means the date, which shall be a Business Day, as set out in the Over-Allotment Option Notice or such other date as the Corporation and the Underwriters may mutually agree upon in writing, in each case subject to the terms hereof;

(hh)	“Over-Allotment Option Closing Time” means 6:30 a.m. (Calgary time) on the Over-Allotment Closing Date;
(ii)	“Over-Allotment Option Notice” has the meaning ascribed thereto in section 14(d) hereof;
(jj)	“Passport System” means the system and procedures for the filing of prospectuses and related materials in one or more Canadian jurisdictions pursuant to MI 11-102 and NP 11-202;
(kk)	“Preliminary Passport System Decision Document” means a receipt for the Preliminary Prospectus issued in accordance with the Passport System;
(ll)
“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation to be dated May 25, 2011 and any amendments thereto, in respect of the distribution of the Offered Securities, in the English language only, including the documents incorporated by reference therein;

(mm)
“Private Placement Debentures” means the $25,000,000 aggregate principal amount of 5.75% unsecured subordinated convertible debentures of the Corporation, having the same terms as the Offered Securities, to be issued pursuant to the Concurrent Private Placement;

(nn)
“Prospectus” means the (final) short form prospectus of the Corporation and any amendments thereto, in respect of the distribution of the Offered Securities, in the English language only, including the documents incorporated by reference therein;

(oo)	“Prospectuses” means, collectively, the Preliminary Prospectus and the Prospectus;
(pp)
“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions, including without limitation, the Documents, the Prospectuses, any Supplementary Material and any other information filed with any Securities Commission in compliance, or intended compliance, with any Canadian Securities Laws;

(qq)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(rr)	“Qualifying Provinces” means each of the provinces of Canada, except Québec;
(ss)	“Responses” means the oral and written responses delivered on behalf of the Corporation by certain officers of the Corporation prior to and/or at the Due Diligence Session;

(tt)	“SEC” means the United States Securities and Exchange Commission;
(uu)	“Securities Commissions” means the securities commissions or similar regulatory authorities in the Qualifying Provinces;
(vv)	“Selling Dealer Group” means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Securities pursuant to this Agreement;

(ww)	“Standard Listing Conditions” has the meaning ascribed thereto in section 4(d);
(xx)	“Subsidiary” means a subsidiary in respect of the Corporation within the meaning of the YBCA, and includes, but is not limited to, the subsidiaries set out in Schedule “A” hereto;
(yy)
“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus or Prospectus, any amended or supplemented Preliminary Prospectus or Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Corporation under Canadian Securities Laws;

(zz)
“Swaps” means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

(aaa)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(bbb)	“Trustee” means CIBC Mellon Trust Company;

(ccc)	“TSX” means the Toronto Stock Exchange;

(ddd)	“Underlying Shares” means the Common Shares underlying the Offered Securities;
(eee)	“Underwriters’ counsel” means Gowling Lafleur Henderson LLP or such other legal counsel as the Underwriters, with the consent of the Corporation, may appoint;
(fff)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;
(ggg)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
(hhh)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(iii)	“U.S. Securities Laws” means the United States federal securities laws, including the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws; and
(jjj)	“YBCA” means the Business Corporations Act (Yukon), as amended, including the regulations promulgated thereunder.
In addition, unless otherwise defined herein capitalized terms shall have the meanings ascribed thereto in the Prospectuses.
2. Underwriting Fee
In consideration for their services hereunder, the Corporation agrees to pay to the Underwriters:
(a)
at the Closing Time, a fee equal to the amount of $40 (4%) per Firm Debenture for each Firm Debenture purchased and including any purchased by the Underwriters as principal hereunder (being an aggregate amount of $2,000,000); and

(b)
at the Over-Allotment Option Closing Time, a fee of $40 (4%) per Additional Debenture for each Additional Debenture purchased and including any purchased by the Underwriters as principal hereunder (being an aggregate amount of up to $300,000 if the Over-Allotment Option is exercised in full).

The foregoing fees (collectively, the “Underwriting Fee”) may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Firm Debentures and Additional Debentures, as applicable, and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Underwriting Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Underwriters. The Corporation also agrees to pay the Underwriters’ expenses as set forth in section 11 hereof.
3. Qualification for Sale
(a)
The Corporation represents and warrants to the Underwriters that it is eligible to use the short form prospectus offering qualification system described in NI 44-101 for the distribution of the Firm Debentures in each of the Qualifying Provinces, and the BCSC is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Prospectuses.

(b)	The Corporation shall comply in all material respects with the Passport System and shall:
(i)	as soon as possible after the execution of this Agreement and in any event not later than:
(A)
5:00 p.m. (Vancouver time) on May 25, 2011, have prepared and filed the Preliminary Prospectus (in the English language only) and other documents required under the Canadian Securities Laws with the Securities Commissions and designated the BCSC as the principal regulator under the Passport System; and

(B)
May 26, 2011, have obtained from the BCSC a Preliminary Passport System Decision Document dated not later than May 25, 2011, evidencing that a receipt for the Preliminary Prospectus has been issued in British Columbia and Ontario and has been deemed to have been issued in each of the Qualifying Provinces other than British Columbia and Ontario;

(ii)	not later than 5:00 p.m. (Vancouver time) on June 2, 2011 (or such later date as may be agreed to in writing by the Corporation and the Underwriters), it will have:
(A)	prepared and filed the Prospectus and other documents required under the Canadian Securities Laws with the Securities Commissions; and

(B)
obtained from the BCSC a Final Passport System Decision Document, evidencing that a receipt for the Prospectus has been issued in British Columbia and Ontario and has been deemed to have been issued in each of the Qualifying Provinces other than British Columbia and Ontario or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

and otherwise fulfilled all legal requirements to enable the Offered Securities to be offered and sold to the public in each of the Qualifying Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Qualifying Province; and
(iii)
until the completion of the distribution of the Offered Securities, promptly take all additional steps and proceedings that from time to time may be required under Canadian Securities Laws in each Qualifying Province to continue to qualify the Offered Securities for distribution or, in the event that the Offered Securities have, for any reason, ceased to so qualify, to again qualify the Offered Securities for distribution.

(c)
Prior to the filing of the Prospectuses and, during the period of distribution of the Offered Securities, prior to the filing with any Securities Commission of any Supplementary Material or any documents incorporated by reference therein after the date hereof, the Corporation shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

(d)
Prior to the Closing Time and during the period from the effective date hereof until completion of the distribution of the Offered Securities, it shall allow the Underwriters the opportunity to conduct due diligence and in particular, the Corporation shall allow the Underwriters and the Underwriters’ counsel to conduct all due diligence which the Underwriters may reasonably require in order to: (i) confirm the Public Record is accurate, current and complete in all material respects; (ii) fulfill the Underwriters’ obligations as underwriters; and (iii) enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, the Prospectuses, and will provide to the Underwriters and their counsel and consultants reasonable access to the Corporation’s properties, senior management personnel and corporate, financial and other records for the purposes of conducting such due diligence reviews. Without limiting the generality of the foregoing, the Corporation shall make available its directors and senior officers, and shall use commercially reasonable efforts to cause its auditors, legal counsel and petroleum reserve and/or resource engineers, including GLJ, to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the “Due Diligence Session”). The Underwriters shall distribute a list of written questions to be answered in advance of such Due Diligence Sessions and the Corporation shall provide written responses to such questions and shall use its commercially reasonable efforts to have the Corporation’s auditors, legal counsel and engineers, including GLJ, provide written responses to such questions prior to or at the Due Diligence Session.
(e)
The Corporation shall take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under Canadian Securities Laws to qualify the Offered Securities for distribution to the public in the Qualifying Provinces.

4. Delivery of Prospectus and Related Documents
The Corporation shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:
(a)	prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:
(i)	copies of the Preliminary Prospectus and the Prospectus, each in the English language only, signed as required by Canadian Securities Laws; and
(ii)	if requested by the Underwriters, copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;
(b)
as soon as they are available, copies of any Supplementary Material, in the English language only, signed as required by Canadian Securities Laws and including, in each case, copies of any documents incorporated by reference therein which have not been previously delivered to the Underwriters;

(c)
prior to the filing of the Prospectus with the Securities Commissions, a “comfort letter” from the Corporation’s auditors, dated the date of the Prospectus, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus and the documents incorporated therein by reference with indicated amounts in the financial statements or accounting records of the Corporation, and have found such information and percentages to be in agreement, which comfort letter shall be based on the Corporation’s auditors’ review having a cut-off date of not more than two Business Days prior to the date of the Prospectus; and

(d)
prior to or contemporaneously with the filing of the Prospectus, evidence satisfactory to the Underwriters of the approval of the listing and posting for trading on the TSX of the Offered Securities and on the Exchanges of the Underlying Shares issuable upon the conversion or maturity of the Offered Securities subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the Exchanges for conditional listing approval (the “Standard Listing Conditions”).

Comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters’ signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Underwriters and the Underwriters’ counsel, acting reasonably.
The deliveries referred to in subsections 4(a) and (b) shall also constitute the Corporation’s consent to the use by the Underwriters and other members of the Selling Dealer Group of the Documents, the Prospectuses and any Supplementary Material in connection with the distribution of the Offered Securities.
5. Commercial Copies
(a)
The Corporation shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of receipt of the Preliminary Passport System Decision Document or the Final Passport System Decision Document, as the case may be (or such other date or time as the Underwriters and the Corporation may agree), from the Securities Commissions and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses cause to be delivered to the Underwriters, without charge, commercial copies of the Preliminary Prospectus, the Prospectus or such Supplementary Material (in the English language only) in such numbers and in such cities as the Underwriters may reasonably request by oral or written instructions to the Corporation given no later than the time when the Corporation authorizes the printing of the commercial copies of such documents.

(b)
The Corporation shall cause to be provided to the Underwriters such number of copies of any documents incorporated by reference in the Preliminary Prospectus, the Prospectus or any Supplementary Materials as the Underwriters may reasonably request.

6. Material Change
(a)	During the period of distribution of the Offered Securities, the Corporation will promptly inform the Underwriters in writing of the full particulars of:
(i)
any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation or any Subsidiary;

(ii)	any change in any material fact contained or referred to in the Preliminary Prospectus, the Prospectus or any Supplementary Material; and
(iii)	the occurrence of a material fact or event which, in any such case, is, or may reasonably be considered to be, of such a nature as to:
(A)	render the Preliminary Prospectus, the Prospectus or any Supplementary Material untrue, false or misleading in any material respect;

(B)	result in a misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material; or

(C)	result in the Preliminary Prospectus, the Prospectus or any Supplementary Material not complying in any material respect with Applicable Securities Laws, provided that if the Corporation is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this section has occurred or been discovered, the Corporation shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.
(b)
The Corporation will promptly comply to the reasonable satisfaction of the Underwriters and the Underwriters’ counsel with Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subsections 6(a) or section 13 and the Corporation will prepare and, if applicable, file promptly at the Underwriters’ reasonable request any amendment to the Prospectuses or Supplementary Material as may be required under Applicable Securities Laws; provided that the Corporation shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of any such amendment or Supplementary Material, to have reviewed any other documents incorporated by reference therein and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, any such amendment or Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to each of the Underwriters and the Underwriters’ counsel a copy of each Supplementary Material as filed with the Securities Commissions, and of letters with respect to each such Supplementary Material substantially similar to those referred to in section 4 above.

(c)
During the period of distribution of the Offered Securities, the Corporation will promptly provide to the Underwriters, for review, on a confidential basis, by the Underwriters and the Underwriters’ counsel, prior to filing or issuance:

(i)	any financial statement of the Corporation;
(ii)
any proposed document, including without limitation any amendment to the AIF, new annual information form, material change report, interim report, or information circular, which may be incorporated, or deemed to be incorporated, by reference in the Preliminary Prospectus or the Prospectus;

(iii)	any press release of the Corporation; and

(iv)	any amendment to the Preliminary Prospectus or the Prospectus.

7. Regulatory Approvals
(a)
The Corporation will file or cause to be filed with the Exchanges all necessary documents and will take or cause to be taken all steps reasonably necessary to ensure that the Offered Securities have been approved for listing and posting for trading on the TSX and the Underlying Shares issuable upon the conversion or maturity of the Offered Securities have been approved for listing and posting for trading on the Exchanges, as provided herein, prior to the filing of the Prospectus with the Securities Commissions, subject only to satisfaction by the Corporation of the Standard Listing Conditions.

(b)
The Corporation will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Corporation will pay all filing fees required to be paid in connection with the transactions contemplated in this Agreement.

8. Representations and Warranties of the Corporation
(a)
Each delivery of the Preliminary Prospectus, the Prospectus and any Supplementary Material pursuant to section 4 above shall constitute a representation and warranty to the Underwriters by the Corporation (and the Corporation hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this Agreement) that:

(i)
the Preliminary Prospectus, Prospectus or Supplementary Material, including, without limitation, any documents incorporated by reference therein, as the case may be, contains, at the date of such document, no misrepresentation and constitutes full, true and plain disclosure of all material facts relating to the Corporation, the Offered Securities and Underlying Shares;

(ii)
no material fact has been omitted from the Preliminary Prospectus, Prospectus or Supplementary Material, as the case may be, which is required to be stated or which is necessary to make any statements or information contained therein not misleading in light of the circumstances in which they are made;

(iii)
the Preliminary Prospectus, Prospectus or Supplementary Material, as the case may be, complies in all material respects with the requirements of Canadian Securities Laws, including, without limitation, NI 44-101; and

(iv)
except as is disclosed in the Public Record, there has been no intervening material change (actual, proposed or prospective, whether financial or otherwise), from the date of the Preliminary Prospectus, the Prospectus and any Supplementary Material to the time of delivery thereof, in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations, or ownership of the Corporation and the Subsidiaries (taken as a whole).

provided that, in each case, the Corporation makes no representation or warranty with respect to statements contained in the Preliminary Prospectus, Prospectus or Supplementary Material, as the case may be, relating solely to and provided in writing by the Underwriters expressly for inclusion in such documents.

(b)
In addition to the representations and warranties contained in subsection 8(a) hereof, the Corporation represents and warrants to the Underwriters, and acknowledges that each of the Underwriters is relying upon such representations and warranties in entering into this Agreement, that:

(i)
the Corporation has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation, and has all requisite capacity, power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own its properties and assets;

(ii)
all continuous and timely disclosure documents, reports, forms, filings and fees required to be filed, made and paid by the Corporation pursuant to the Canadian Securities Laws have been filed, made and paid in accordance with the Canadian Securities Laws in all material respects;

(iii)
other than as set forth in the Public Record, none of the directors, officers or employees of the Corporation, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation or its Subsidiaries;

(iv)
the Corporation has, or will have at the appropriate time, the necessary corporate power and authority to execute and deliver each of the Prospectuses and any Supplementary Material and all necessary corporate action has been taken or will be taken, as applicable, by the Corporation to authorize the execution and delivery by it of the Prospectuses and any Supplementary Material and the filing thereof, as the case may be, in each of the Qualifying Provinces under the Canadian Securities Laws;

(v)	the Corporation is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business;
(vi)
other than the entities listed in Schedule “A” hereto, the Corporation does not have any Subsidiaries and the Corporation is not “affiliated” with or a “holding corporation” of any other body corporate (within the meaning of those terms in the YBCA), nor is it a partner of any partnerships or limited partnerships;

(vii)
each of the Material Subsidiaries of the Corporation has been duly incorporated or amalgamated and is valid and subsisting in good standing under the laws of its jurisdiction of incorporation or amalgamation as the case may be, and has all requisite corporate authority and power to carry on its business;

(viii)	each of the Material Subsidiaries of the Corporation is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business;
(ix)
all of the issued and outstanding shares in the capital of each of the Subsidiaries of the Corporation are fully paid and non-assessable and legally and beneficially owned by the Corporation free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person holds any securities convertible into or exchangeable for issued or unissued shares of such Subsidiaries or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, warrant, option or right for the acquisition of any unissued or issued securities of such Subsidiaries other than as disclosed in the Public Record;

(x)
the minute books and record books of the Corporation and each of its Subsidiaries are true and correct and contain the minutes of all meetings and all resolutions of directors (and subcommittees thereof) and shareholders thereof (except to the extent that the absence of any such document could not reasonably be expected to have a material adverse effect on the business of the Corporation and its Subsidiaries (taken as a whole));

(xi)
the books of account and other records of the Corporation and each of its Material Subsidiaries, whether of a financial or accounting nature or otherwise, have been maintained in all material respects in accordance with prudent business practices;

(xii)
there has not been any reportable event (within the meaning of section 4.11 of National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) with the auditors of the Corporation;

(xiii)
each of the Corporation and its Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies applicable to it of each jurisdiction in which it carries on business and holds all licenses, permits, registrations and qualifications (collectively “Licenses”) in all jurisdictions in which it carries on business which are necessary to carry on the respective businesses of the Corporation and its Subsidiaries as now conducted and as presently proposed to be conducted, and all such Licenses are valid and existing and in good standing, except where the lack of such valid or existing License would not have any material adverse effect on the business of the Corporation and its Subsidiaries (taken as a whole) and none of such Licenses contains any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on the business of the Corporation and its Subsidiaries (taken as a whole), as now conducted or as proposed to be conducted;

(xiv)	except to the extent that any violation or other matter referred to in this subparagraph does not have a material adverse effect on the Corporation and its Subsidiaries (taken as a whole):
(A)
neither the Corporation nor any of its Subsidiaries is in violation of any applicable federal, provincial, municipal, local or other laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(B)
the Corporation and its Subsidiaries have operated their respective businesses at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(C)
there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Corporation or its Subsidiaries on their respective properties that have not been remedied or that are not presently being remedied;

(D)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation or its Subsidiaries;

(E)
neither the Corporation nor any of its Subsidiaries has failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign the occurrence of any event which is required to be so reported by any Environmental Law; and

(F)
the Corporation and its Subsidiaries hold all licenses, permits and approvals required under any Environmental Laws in connection with the operation of their respective businesses and the ownership and use of their respective assets, all such licenses, permits and approvals are in full force and effect, and except for (A) notifications and conditions of general application to assets of the type owned by the Corporation or its Subsidiaries, and (B) notifications relating to reclamation obligations under the Environmental Protection and Enhancement Act (Alberta) or similar Environmental Laws applicable in the jurisdictions in which the Corporation or any of its Subsidiaries carry on business, neither the Corporation nor any of its Subsidiaries has received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(xv)
each of the Corporation and its Subsidiaries has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any of its Subsidiaries and to the best of the knowledge, information and belief of the Corporation there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or any of its Subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority (except to the extent that such actions, suits, proceedings, investigations or claims could not reasonably be expected to have a material adverse effect on the business of the Corporation and its Subsidiaries (taken as a whole)) ;

(xvi)
any and all operations of each of the Corporation and its Subsidiaries conducted by it and, to the best of the Corporation’s knowledge, any operations conducted by third parties on or in respect of the assets and properties of the Corporation and its Subsidiaries, have been conducted in accordance with good oil and gas practices, as applicable, except where the lack of or lesser standard of such conduct would not have a material adverse effect on the business of the Corporation and its Subsidiaries (taken as a whole);

(xvii)
the Corporation has full corporate capacity, power and authority to enter into this Agreement and the Debenture Indenture and to perform its obligations set out herein and therein (including, without limitation, to issue the Offered Securities) and this Agreement has been, and the Debenture Indenture will, on the Closing Date be, duly authorized, executed and delivered by the Corporation and this Agreement is, and the Debenture Indenture will on the Closing Date be, legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms except that the validity, binding effect and enforceability of the terms of agreements and documents are subject to laws relating to the availability of equitable remedies and creditors’ rights generally and except as rights to indemnity and contribution may be limited or unavailable by applicable law;

(xviii)
the Over-Allotment Option has been granted hereby, subject to compliance by the Underwriters with all Applicable Securities Laws in connection thereto, and authorized and the Offered Securities to be issued by the Corporation as described in this Agreement and in the Prospectuses will be, at the Closing Time or the Over-Allotment Option Closing Time, as applicable, duly created and authorized, and, when authenticated, issued and delivered in the manner contemplated by the Debenture Indenture, will constitute legal, valid and binding obligations of the Corporation, enforceable against it in accordance with their terms subject to the general qualifications that:

(A)	enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally; and

(B)	equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;
(xix)
at the Closing Date, the Underlying Shares issuable upon conversion, redemption or maturity of the Offered Securities in accordance with the Debenture Indenture will be duly and validly authorized, allotted and reserved for issuance as fully paid and non-assessable Common Shares and will be free and clear of all liens, charges and encumbrances;

(xx)
neither the Corporation nor any of its Subsidiaries is in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, this Agreement, the Debenture Indenture or any of the transactions contemplated hereby or thereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of shareholders or directors of the Corporation or any of its Subsidiaries, or any indenture, mortgage, note, contract, agreement, instrument, lease or other document to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound, or any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation or any of its Subsidiaries which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries (taken as a whole);

(xxi)
there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise), of the Corporation from the position set forth in the Documents (other than as has been publicly and generally disclosed), and there has not been any adverse material change in the business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries (taken as a whole) since December 31, 2010 (other than as has been publicly and generally disclosed) and since that date there have been no material facts, transactions, events or occurrences which, to the knowledge of the Corporation, could materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Corporation and its Subsidiaries (taken as a whole) which have not been disclosed to the public;

(xxii)
the Financial Statements, including the notes thereto, fairly present, in accordance with generally accepted accounting principles in Canada, consistently applied, except as set forth in the notes thereto, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Corporation as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

(xxiii)
other than as disclosed in the Public Record, there are no actions, suits, proceedings or inquiries in existence, or to the knowledge of the Corporation, pending or threatened against or affecting the Corporation or its Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries (taken as a whole) or their respective properties or assets or which affects or may affect or delay the distribution of the Offered Securities and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

(xxiv)
except for this Agreement, the Debenture Indenture and, the Corporation is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(xxv)
neither the Corporation nor any of its Subsidiaries has any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation or any of its Subsidiaries that are currently outstanding;

(xxvi)
no officer, director, employee or any other person not dealing at arm’s length with the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any encumbrances or claims of any nature whatsoever which are based on assets of the Corporation or any of its Subsidiaries or any revenue or rights attributed thereto;

(xxvii)
the information and statements set forth in the Documents and other parts of the Public Record were true, correct, and complete in all material respects and did not contain any misrepresentation, as of the date of such information or statement, and the Corporation has not filed any confidential material change reports still maintained on a confidential basis;

(xxviii)
the authorized capital of the Corporation consists of an unlimited number of Common Shares, of which 343,970,158 Common Shares are currently issued and outstanding, which shares are validly issued, fully paid and non-assessable and an unlimited number of preferred shares, without par value, none of which are currently issued and outstanding;

(xxix)
no person holds any securities convertible or exchangeable into shares of the Corporation or has any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option or right (whether or not on condition(s)) for the purchase or other acquisition of any unissued securities of the Corporation except in respect of an aggregate of 28,314,577 Common Shares issuable upon exercise of outstanding incentive stock options and convertible debt obligations);

(xxx)
CIBC Mellon Trust Company has been duly appointed registrar and transfer agent of the Common Shares at its principal offices in the cities of Vancouver and Toronto and will, on the Closing Date, be the duly appointed registrar and transfer agent of the Offered Securities and the trustee pursuant to the Debenture Indenture;

(xxxi)
no Securities Commission, other securities commission or similar regulatory authority, the TSX or other exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in default of any material requirement of Applicable Securities Laws;

(xxxii)
no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Corporation in connection with the sale and delivery of the Offered Securities, the issuance of the Underlying Shares in accordance with the Debenture Indenture, except such as may be required under the Applicable Securities Laws and the rules and policies of the Exchanges;

(xxxiii)
the issued and outstanding Common Shares are listed and posted for trading on the Exchanges, the Corporation will, prior to the Closing Date, have conditional approval to list the Offered Securities on the TSX and the Underlying Shares on the Exchanges, the Corporation is in compliance with the rules and regulations of the Exchanges in all material respects and the Corporation has not taken any action which would reasonably be expected to result in the delisting or suspension from trading of the Common Shares from the Exchanges;

(xxxiv)
the definitive forms of certificate representing the Offered Securities and the Underlying Shares are in, or will on the Closing Date be in, due and proper form under the laws governing the Corporation and the form of certificate representing the Underlying Shares is in compliance with the requirements of the Exchanges;

(xxxv)
the Corporation is a “reporting issuer” in each of the provinces of Canada and the Yukon Territory within the meaning of the Canadian Securities Laws in such provinces and territory and is not in default of any material requirement in relation thereto;

(xxxvi)	other than as disclosed to the Underwriters, to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation;
(xxxvii)
there was made available to GLJ, prior to the issuance of the GLJ Report, for the purpose of preparing the GLJ Report, all information requested by GLJ, which information did not contain any misrepresentation; the Corporation has no knowledge of a material adverse change in any information provided to GLJ since the date that such information was so provided; and the Corporation believes that the GLJ Report reasonably present the quantity and pre-tax present worth values on an aggregate basis of the reserves of the Corporation and its Subsidiaries as at December 31, 2010, based upon information available at the time the GLJ Report was prepared and the assumptions as to commodity prices and costs contained therein;

(xxxviii)
the Responses given by the Corporation and its directors and officers in the Due Diligence Session conducted prior to the Closing Time were true and correct in all material respects as at the time such responses were given and such responses taken as a whole did not omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given;

(xxxix)
although it does not warrant title, the Corporation has no reason to believe that the Corporation and its Subsidiaries do not have good and marketable title to or the irrevocable right to produce and sell their ownership interests to petroleum, natural gas and related hydrocarbons (the “Interests”) and does represent and warrant that the Interests are free and clear of adverse claims created by, through or under the Corporation or the Subsidiaries except as disclosed in the Public Record, any governmental registry or those arising in the ordinary course of business which are not material in the aggregate, and that, to the best of its knowledge, information and belief, each of the Corporation and its Subsidiaries holds its Interests under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements, except where the failure to hold such rights in the event of such adverse claims or the failure to so hold its Interests would, in the aggregate, not have a material adverse effect on the Corporation and its Subsidiaries (taken as a whole);

(xl)
although it does not warrant title, the Corporation is not aware of any defects, failures or impairments in the title of any of the Corporation or any of its Material Subsidiaries to the crude oil, natural gas liquids and natural gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in aggregate would have a material adverse effect on: (A) the quantity and pre-tax present worth values of crude oil, natural gas liquids and natural gas reserves of any of the Corporation or any of its Material Subsidiaries; (B) the current production volumes of any of the Corporation or any of its Material Subsidiaries; or (C) the current cash flow of any of the Corporation or any of its Material Subsidiaries;

(xli)
the Corporation does not have any knowledge of any outstanding rights of first refusal or other pre-emptive rights of purchase which entitle any person to acquire any of the rights, title, interests, property or assets of the Corporation or any of its Material Subsidiaries;

(xlii)
neither the Corporation nor any of its Material Subsidiaries has elected or refused to participate in any exploration, development or other operations on the Interests which has or may give rise to any penalties, forfeitures or reduction of its interest by virtue of any conversion or other alteration occurring under the title and operating documents which govern the Corporation’s ownership and operation of its Interests;

(xliii)
the Corporation is not aware of any pending or threatened action, suit, proceeding or inquiry which, in aggregate, could have a material adverse effect on: (i) the quantity and pre-tax present value of estimated future net revenue values of oil and natural gas reserves of the Corporation as shown in the GLJ Report; (ii) the current production of the Corporation; or (iii) the current cash flow of the Corporation;

(xliv)
the Corporation has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder’s fees, agents’ commission or other forms of compensation with respect to the transactions contemplated herein for which the Corporation will have any liability or obligation except as provided herein;

(xlv)	the Corporation does not have in place a shareholder rights protection plan;

(xlvi)
the Corporation and its Subsidiaries are the beneficial owners of their respective properties, business and assets or the interests in such properties, business or assets, all agreements by which the Corporation and its Subsidiaries, hold an interest in a property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable laws of the jurisdictions in which they are situated;

(xlvii)
other than as provided in the Responses, to its knowledge, neither the Corporation nor any of its shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation or any of its Subsidiaries;

(xlviii)
the Corporation maintains “disclosure controls and procedures” and “internal controls over financial reporting” consistent with the meaning of such terms under National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”) to remain, in compliance with the continuous disclosure requirements of Canadian Securities Laws, including without limitation, with NI 52-109 and all fraud brought to the attention of the Corporation’s management, whether or not material, that involves management or employees that have a significant role in the Corporation’s internal controls have been disclosed to the Corporation’s audit committee;

(xlix)
other than as disclosed in the Public Record, the Corporation has not completed any significant acquisitions, as such term is defined in Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations;

(l)	neither the Corporation nor any of its Subsidiaries has, directly or indirectly:
(A)	made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or
(B)
made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation or its Subsidiaries and their respective operations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation;

(li)
neither the Corporation nor any of its Subsidiaries or to the best knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or/and its Subsidiaries has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use any proceeds of the distribution of the Offered Securities, or lend, contribute or otherwise make available such proceeds to the Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC;

(lii)
neither the Corporation nor any of its Subsidiaries or to the best knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of:

(A)
the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or

(B)	any provision of equivalent laws of any other jurisdiction in which the Corporation or any of its Subsidiaries conducts its business or operations, and, to the best knowledge of the Corporation, its Subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and such other equivalent laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
(liii)
the operations of the Corporation and its Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to any of the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened or contemplated;

(liv)
the Corporation has not taken and will not take, directly or indirectly, any action independent of actions that may be undertaken by the Underwriters on the Corporation’s behalf designed to, or that might reasonably be expected to cause or result in, stabilization and manipulation of the price of the Offered Securities;

(lv)
all filings made by each of the Corporation and its Subsidiaries under which the Corporation or any of its Subsidiaries has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to the Corporation or its Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

(lvi)
other than as set forth in the Public Record, the Corporation has not approved, entered into any agreement in respect of, or received any written notice with respect to, (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any of its Subsidiaries whether by asset sale, transfer of shares or otherwise; (ii) the change of control of the Corporation or any of its Subsidiaries (whether by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise); or (iii) a proposed or planned disposition of Common Shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding Common Shares of the Corporation;

(lvii)
other than as set forth in the Public Record, neither the Corporation nor any of its Subsidiaries is a party to any written contracts of employment which may not be terminated on one month’s notice or which provide for payments occurring on a change of control of the Corporation or any of its Subsidiaries;

(lviii)
other than as set forth in the Public Record, as at the Closing Date there will be no material contracts or agreements to which the Corporation or any of its Subsidiaries is a party or by which it is bound. For the purposes of this subparagraph, any contract or agreement pursuant to which the Corporation or any of its Subsidiaries will, or may reasonably be expected to result in, a requirement of the Corporation or any of its Subsidiaries to expend more than an aggregate of $10,000,000 or receive or be entitled to receive revenue of more than $10,000,000 in either case in the next 12 months shall be considered to be material other than a rig lease, rental, operating or other agreements entered into in the ordinary course of business;

(lix)	neither the Corporation nor its Subsidiaries currently has any Swaps outstanding;
(lx)
the Corporation and its Subsidiaries maintain such policies of insurance as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets; and all such policies of insurance will at or prior to the Closing Time be in full force and effect and neither the Corporation nor its Subsidiaries is in default, as to the payment of premiums or otherwise, under the terms of any such policy, except where such default or the failure to hold such insurance, in the aggregate, would not have a material adverse effect on the Corporation and its Subsidiaries (taken as a whole); and

(lxi)
the Corporation or one of its Subsidiaries owns, or holds valid and enforceable licenses entitling it to use, all patents, trade marks, trade names and other intellectual property related to the RTPTM and HTLTM heavy oil recovery technologies described in the Public Record, free of all encumbrances and third party claims, such intellectual property is valid and in good standing and the rights of the Corporation and the Subsidiaries therein are sufficient to permit the Corporation and its Subsidiaries to employ the technologies and conduct their respective businesses in the manner described or proposed in the Public Record, all licenses related to such intellectual property are in good standing and have not been breached by the Corporation or any of its Subsidiaries and no other person owns or has been granted any interest in or right to use all or any portion of such intellectual property.

9. Indemnity
(a)
The Corporation shall indemnify and save each of the Underwriters, and each of the Underwriters’ agents, directors, officers, shareholders and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and reasonable expenses to which the Underwriters, or any of the Underwriters’ agents, directors, officers, shareholders or employees may be subject or which the Underwriters, or any of the Underwriters’ agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise (including, without limitation, any amounts paid in settlement), in any way caused by, or arising directly or indirectly from or in consequence of:

(i)
any information or statement contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material or in any other document or material filed or delivered by or on behalf of the Corporation pursuant hereto (other than any information or statement relating solely to the Underwriters and furnished in writing to the Corporation by the Underwriters expressly for inclusion in the Preliminary Prospectus, the Prospectus, any Supplementary Material or such other document or material) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Underwriters) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(ii)
any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Underwriters and furnished in writing to the Corporation by the Underwriters expressly for inclusion in the Preliminary Prospectus, Prospectus, any Supplementary Material or such other document or material) contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material or in any other document or any other part of the Public Record filed by or on behalf of the Corporation;

(iii)
any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Offered Securities or the Underlying Shares issuable upon the conversion, redemption or maturity of the Offered Securities imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 9(a)(ii);

(iv)
any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially adversely affecting the trading or distribution of the Offered Securities or the Common Shares; or

(v)
any breach of, default under or non-compliance by the Corporation with any requirements of Applicable Securities Laws, the rules or regulations of the Exchanges or any representation, warranty, term or condition of this Agreement, the Debenture Indenture or in any certificate or other document delivered by or on behalf of the Corporation hereunder or thereunder or pursuant hereto or thereto;

provided, however, no party who has engaged in any fraud, wilful misconduct, fraudulent misrepresentation or gross negligence (as determined by a court of competent jurisdiction in a final judgment) shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from any person who has not also been determined by a court of competent jurisdiction in a final judgment to have engaged in such fraud, wilful misconduct, fraudulent misrepresentation or gross negligence (provided that for greater certainty, the foregoing shall not disentitle an Underwriter from claiming indemnification hereunder to the extent that the gross negligence, if any, relates to the Underwriter’s failure to conduct adequate due diligence).
(b)
If any claim contemplated by subsection 9(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such subsection, such person or corporation (the “Indemnified Person”) shall notify the Corporation (provided that failure to so notify the Corporation of the nature of such claim in a timely fashion shall relieve the Corporation of liability hereunder only if and to the extent that such failure materially prejudices the Corporation’s ability to defend such claim) as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Person acting reasonably and that no admission of liability or settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by subsection 9(a) if:

(i)
the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to the Corporation and that representation of the Indemnified Person and the Corporation by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defense of such proceedings on the Indemnified Person’s behalf);

(ii)	the Corporation shall not have taken the defense of such proceedings and retained counsel within ten (10) days after notice has been given to the Corporation of commencement of such proceedings; or
(iii)	the employment of such counsel has been authorized by the Corporation in connection with the defense of such proceedings;
and, in any such event, the reasonable fees and expenses of such Indemnified Person’s counsel (on a solicitor and his own client basis) shall be paid by the Corporation, provided that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Persons.

(c)
The Corporation hereby waives its rights to recover contribution from the Underwriters with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Underwriters contained in such document and furnished in writing to the Corporation by the Underwriters expressly for inclusion in the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record.

(d)
If any legal proceedings shall be instituted against the Corporation in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Offered Securities or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Offered Securities and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Persons may employ their own legal counsel, and, provided such proceeding is not brought as a result of any gross negligence, fraud, or wilful misconduct (as determined by a court of competent jurisdiction in a final judgment), the Corporation shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

(e)
The rights and remedies of the Indemnified Persons set forth in sections 9, 10 and 12 (in the case of the Underwriters) hereof are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

(f)
The Corporation hereby acknowledges that the Underwriters are acting as agents for the Underwriters’ respective agents, directors, officers, shareholders and employees under this section 9 and under section 10 with respect to all such agents, directors, officers, shareholders and employees.

(g)
The Corporation waives any right it may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

(h)
The rights of indemnity contained in this section 9 shall not apply if the Corporation has complied with the provisions of sections 3, 4 and 5 (or the Underwriters have agreed to waive compliance therewith) and the person asserting any claim contemplated by this section 9 was not provided with a copy of the Prospectus or Supplementary Material or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Canadian Securities Laws, to be delivered to such person by the Underwriters.

(i)
If the Corporation has assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Corporation.

10. Contribution
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from the Corporation on grounds of policy or otherwise, the Corporation and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, reasonable legal fees and disbursements on a full indemnity basis), damages and reasonable expenses to which they may be subject or which they may suffer or incur:
(a)
in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand, and by the Underwriter on the other hand, from the offering of the Offered Securities; or

(b)
if the allocation provided by subsection 10(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection 10(a) above but also to reflect the relative fault of the Underwriter on the one hand, and the Corporation, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Underwriter. In the case of liability arising out of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record, the relative fault of the Corporation, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 9 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of, the Corporation or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 9.

The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.
Each of the Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections. The rights to contribution provided in this section 10 shall be in addition to, and without prejudice to, any other right to contribution which the Underwriters or other Indemnified Persons may have.
Any liability of an Underwriter under this section 10 shall be limited to the amount actually received by the Underwriter under section 2.
The obligations under the indemnity and right to contribution provided herein shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.
11. Expenses
Whether or not the transactions contemplated herein shall be completed, all costs and expenses of or incidental to the distribution of the Offered Securities shall be borne by the Corporation, including, without limitation, all costs and expenses of or incidental to the Concurrent Private Placement, the fees and expenses of the Corporation’s counsel, agent counsel retained by the Corporation’s counsel, the Corporation’s auditors and the Corporation’s engineers and the reasonable out-of-pocket expenses of the Underwriters, including, but not limited to, travel expenses and the Underwriters’ reasonable legal fees, disbursements and expenses.
12. Termination Rights
(a)
The obligation of the Underwriters to purchase the Firm Debentures and Additional Debentures, as applicable, shall be subject to the accuracy as of the Closing Time or Over-Allotment Option Closing Time, as applicable, of the material representations and warranties of the Corporation contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance by the Corporation of and with its material covenants herein.

(b)
All representations, warranties, terms and conditions of this Agreement, other than those which expressly provide for an obligation of the Underwriters shall be construed as conditions inserted for the benefit of the Underwriters. Any breach of, default under or non-compliance with any material representation, warranty or term or any condition by the Corporation shall entitle any of the Underwriters, without limitation of any other remedies of the Underwriters, to terminate such Underwriter’s obligation to purchase the Firm Debentures or Additional Debentures, as applicable, by giving written notice to that effect to the Corporation at or prior to the Closing Time or the Over-Allotment Option Closing Time, as applicable. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the Underwriters in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter. No act of the Underwriters in offering the Offered Securities or in preparing or joining in the execution of the Prospectuses or any Supplementary Material shall constitute a waiver by, or estoppel against, the Underwriters.

(c)
Any Underwriter shall be entitled, at the Underwriter’s option, to terminate and cancel, without any liability on the Underwriter’s part, the Underwriter’s obligations under this Agreement if, during the period from the date of this Agreement to the Closing Time or the Over-Allotment Option Closing Time, as applicable:

(i)
any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the distribution of any of the Offered Securities or the Underlying Shares issuable upon the conversion, redemption or maturity of the Offered Securities is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, an Exchange or any other competent authority, and has not been rescinded, revoked or withdrawn;

(ii)
any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its Subsidiaries or any of the directors or senior officers of the Corporation is announced, commenced or threatened by any securities commission or similar regulatory authority, the Exchanges or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriters or any one of them, the change, announcement, commencement or threatening thereof adversely affects, or may adversely affect, the trading or distribution of the Offered Securities, the Common Shares or any other securities of the Corporation;

(iii)
there shall have occurred or be discovered any adverse change, as determined by the Underwriters or any one of them in their sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise) or business prospects of the Corporation and its Subsidiaries (taken as a whole) or the respective properties, assets, liabilities or obligations of the Corporation or any of its Subsidiaries (absolute, accrued, contingent or otherwise) which in the opinion of the Underwriters or any one of them, could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Securities or the Common Shares or any other securities of the Corporation;

(iv)
there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or occurrence of national or international consequence, or any law, action, regulation or other occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters or any one of them, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets generally or the business, operations or affairs of the Corporation or its Subsidiaries;

(v)
the Underwriters shall become aware of any material information with respect to the Corporation or any of its Subsidiaries which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof and which in the sole opinion of the Underwriters or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Securities or the Common Shares or any other securities of the Corporation; or

(vi)	the Corporation shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or any condition of this Agreement or the Debenture Indenture, by giving the Corporation written notice to that effect at or prior to the Closing Time or the Over-Allotment Option Closing Time, as applicable.
(d)
If any Underwriter shall elect to terminate its obligation to purchase the Firm Debentures or Additional Debentures, as applicable, as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder with respect to such Underwriter shall, subject to section 12(e), be limited to the indemnity referred to in section 9, the contribution rights referred to in section 10 and the payment of expenses referred to in section 11, if any.

(e)
The rights of termination contained in this section 12 may be exercised by any Underwriter acting alone and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligation or liability of the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. A notice of termination given by an Underwriter under this section 12 shall not be binding upon any other Underwriter. In the event that any one or more but not all of the Underwriters shall exercise its rights of termination herein, then the provisions of section 20 shall apply.

(f)
The execution of any Supplementary Material (including without limitation an amendment to the Preliminary Prospectus or the Prospectus) in respect of any material change and the continued offering of the Firm Debentures or Additional Debentures, as applicable, thereafter by the Underwriters shall not constitute a waiver of the Underwriters’ rights under this section 12.

13. Notification
(a)
The Corporation shall advise the Lead Underwriter promptly of any request made at any time prior to the end of the distribution of the Firm Debentures or Additional Debentures, as applicable, by any Securities Commission or Exchange for any Supplementary Material or for any additional information, of the issuance by any such Securities Commission or Exchange of any cease trading or stop order relating to the Firm Debentures or Additional Debentures, as applicable, any other securities of the Corporation or order preventing or suspending the use of the Prospectuses relating to the Firm Debentures or Additional Debentures, as applicable, or the qualification of the Firm Debentures or Additional Debentures, as applicable, for offering or sale, in any jurisdiction, or of the institution or threat (to its knowledge) of institution of any proceedings for that purpose or of the receipt by the Corporation of any written communication from any such Securities Commission or Exchange relating to the Prospectuses, any Supplementary Material or the offering of the Offered Securities. The Corporation shall use all commercially reasonable efforts to prevent the issuance of any such cease trading or stop order or other order and, if issued, to obtain the withdrawal or lifting thereof as soon as possible.

(b)
During the period commencing on the date hereof and ending upon the completion of the Distribution of the Firm Debentures or Additional Debentures, as applicable, the Corporation shall provide to the Underwriters on a timely basis, for review by the Underwriters and their counsel prior to filing, any proposed document, including without limitation any Supplementary Material, including without limitation any annual information form, material change report or information circular, which may be required to be filed by any Securities Commission or Exchange.

14. Closing and Conditions of Closing and Exercise of Over-Allotment Option
(a)	The Closing of the purchase and sale of the Firm Debentures shall be completed at the offices of the Corporation’s counsel, Calgary, Alberta at the Closing Time.
(b)	The Closing shall be conditional on the following being delivered to the Underwriters or occurring at or before the Closing Time:
(i)
subject to section 14(c), by the Corporation, one or more definitive certificates representing in the aggregate the Firm Debentures registered in the name of “CDS & Co.”, or in such other name or names as the Lead Underwriter shall notify the Corporation in writing not later than 7:00 a.m. (Calgary time) two Business Days immediately preceding the Closing Date;

(ii)
a comfort letter of the Corporation’s auditors dated the Closing Date and addressed to the Underwriters in form and content satisfactory to the Underwriters and their counsel, bringing the information contained in the comfort letter referred to in section 4(c) forward to the Closing Time provided that such comfort letter shall be based on a review by the Corporation’s auditors having a cut-off date not prior to two Business Days prior to the Closing Date;

(iii)
written confirmation from the Exchanges in customary form that the Firm Debentures will at the Closing Time with regards to the TSX, and the Underlying Shares on issuance thereof with regards to both Exchanges, be listed for trading and all conditions other than completion of the Closing and notification thereof to the Exchanges shall have been met to permit the Firm Debentures to be posted for trading on the TSX on the Closing Date and the Underlying Shares on the Exchanges on issuance thereof;

(iv)	an executed copy of the Debenture Indenture, in form and substance satisfactory to the Underwriters, acting reasonably;
(v)	a lock-up agreement prohibiting the disposition of any securities of the Corporation for a period of 90 days following the Closing Date executed by Robert M. Friedland;

(vi)
certificates addressed to the Underwriters dated the Closing Date signed by two appropriate officers of the Corporation, all in a form approved by Underwriters’ counsel, acting reasonably, certifying with respect to the currently effective constating documents of the Corporation, the resolutions of the board of directors of the Corporation relevant to the Preliminary Prospectus, the Prospectus, any Supplementary Material and the Offering and the incumbency and signatures of signing officers of the Corporation;

(vii)
payment of the Underwriting Fee in respect of the Firm Debentures to the Underwriters, by deduction from the aggregate gross proceeds of the sale of the Firm Debentures as set forth in section 2, or by wire transfer, certified cheque(s) or bank draft(s) in immediately available funds, payable on a same day basis at par in the City of Calgary to TD Securities Inc., or as the Underwriters may otherwise direct in writing not later than 7:00 a.m. (Calgary time) on the Business Day immediately preceding the Closing Date; and

(viii)	the requisite legal opinions, letters and certificates as contemplated herein and such further documentation as may be contemplated herein or as counsel to the Underwriters may reasonably require, against payment of the Purchase Price by wire transfer, certified cheque(s), bank draft(s) in immediately available funds, payable on a same day basis at par in the City of Calgary to the Corporation, or as the Corporation may otherwise direct the Underwriters in writing not later than 7:00 a.m. (Calgary time) on the Business Day immediately preceding the Closing Date.
(c)
If the Corporation determines to issue the Firm Debentures as book-entry only securities in accordance with the rules and procedures of CDS Clearing and Depository Services Inc. (“CDS”), then, as an alternative to the Corporation delivering to the Underwriters definitive certificates representing the Firm Debentures in the manner and at the times set forth in section 14(b)(i):

(i)
the Underwriters will provide a direction to CDS with respect to the crediting of the Firm Debentures to the accounts of the participants of CDS as shall be designated by the Underwriters in writing in sufficient time prior to the Closing Date to permit such crediting;

(ii)
the Corporation shall cause the Trustee, as registrar and transfer agent of the Firm Debentures, to deliver to CDS, on behalf of the Underwriters, one or more fully registered global certificate(s) for the Firm Debentures to be purchased hereunder, registered in the name of “CDS & Co.” as the nominee of CDS, in each case, to be held by CDS as a book-entry only security in accordance with the rules and procedures of CDS.

(d)
The Underwriters shall not be under any obligation to purchase any of the Additional Debentures prior to the exercise of the Over-Allotment Option. TD Securities Inc., on behalf of the Underwriters, may exercise the Over-Allotment Option, in whole or in part, at any time and from time to time prior to the Over-Allotment Expiry Date by delivery of written notice to the Corporation of the number of Additional Debentures in respect of which the Over-Allotment Option is being exercised and the date for delivery of the Additional Debentures (an “Over-Allotment Option Notice”). The Over-Allotment Option Closing Date shall be determined by the Lead Underwriter but shall not be earlier than two Business Days or later than seven Business Days after delivery of the Over-Allotment Option Notice unless the parties otherwise agree. Upon exercise of the Over-Allotment Option as provided herein, the Corporation shall become obligated to sell the total number of Additional Debentures in respect of which the Underwriters are exercising the Over-Allotment Option, to the Underwriters and, subject to the terms and conditions herein set forth, each of the Underwriters severally and not jointly shall become obligated to purchase from the Corporation, in the respective percentages set forth in section 20 hereof, the total number of the Additional Debentures in respect of which the Underwriters are then exercising the Over-Allotment Option, as adjusted by the Underwriters, if necessary, in such manner as they deem advisable to avoid fractional Additional Debentures. The exercise of the Over-Allotment Option by the Underwriters shall constitute a representation and warranty by the Underwriters that the Additional Debentures to be issued pursuant thereto are for purposes of covering the over-allocation position of the Underwriters as at the Closing Date.

(e)
The closing of the purchase and sale of the Additional Debentures herein provided for, if any, shall be completed at the offices of the Corporation’s counsel, Calgary, Alberta at the Over-Allotment Option Closing Time. The obligation of the Underwriters to purchase the Additional Debentures shall be conditional on the following being delivered to the Underwriters or occurring at or before the Over-Allotment Option Closing Time:

(i)
subject to section 14(c), by the Corporation, one or more definitive certificates representing in the aggregate the Additional Debentures registered in the name of “CDS & Co.”, or in such other name or names as the Lead Underwriter shall notify the Corporation in writing not later than 7:00 a.m. (Calgary time) on the Business Day immediately preceding the Over-Allotment Option Closing Date;

(ii)	the opinions contemplated by section 15 and the officers’ certificate contemplated by section 16;
(iii)
a comfort letter of the Corporation’s auditors dated the Over-Allotment Option Closing Date and addressed to the Underwriters in form and content satisfactory to the Underwriters and their counsel, bringing the information contained in the comfort letter referred to in section 4(c) forward to the Over-Allotment Option Closing Time provided that such comfort letter shall be based on reviews by the Corporation’s auditors having a cut-off date not prior to two Business Days prior to the Over-Allotment Option Closing Date;

(iv)
written confirmation from the TSX in customary form that the Additional Debentures will at the Over-Allotment Option Closing Time be listed for trading on the TSX and all conditions other than completion of the closing of the sale of the Additional Debentures by the Corporation and the purchase thereof by the Underwriters and notification thereof to the Exchanges shall have been met to permit the Additional Debentures to be posted for trading on the TSX on the Over-Allotment Option Closing Date; and

(v)
a certificate dated the Over-Allotment Option Closing Date addressed to the Underwriters and signed by two appropriate officers of the Corporation, in a form approved by counsel to the Underwriters, acting reasonably, certifying with respect to either:

(A)	there being no amendments, deletions, additions or other changes to the documents certified pursuant to section 14(b)(vi); or
(B)	if there has been amendments, deletions, additions or other changes to the documents certified pursuant to section 14(b)(vi):
I.	the currently effective constating documents of the Corporation for which there has been amendments, deletions, additions or other changes,
II.
the resolution of the board of directors of the Corporation relevant to the Prospectuses and the offering of the Additional Debentures for which there has been amendments, deletions, additions or other changes, and

III.	the incumbency and signatures of signing officers of the Corporation for which there has been amendments, deletions, additions or other changes.
Whether or not specifically contemplated in this Agreement, all provisions of this Agreement shall apply in the same manner and upon the same terms and conditions in respect of any Additional Debentures as would apply to the Firm Debentures issued and sold pursuant to this Agreement, and any steps to be taken or conditions to be satisfied at the Over-Allotment Option Closing Time shall be the same as those steps to be taken or conditions to be satisfied at the Closing Time.
15. Legal Opinions
(a)
At the Closing Time and the Over-Allotment Option Closing Time, if applicable, the Corporation shall have caused favourable legal opinions dated the Closing Date and the Over-Allotment Option Closing Date, if applicable, to be delivered (in sufficient copies for each of the Underwriters and their counsel) to the Underwriters by the Corporation’s counsel (who may rely, to the extent appropriate in the circumstances, on the opinions of local or other counsel (acceptable to them and to counsel for the Underwriters) as to the qualification of the Firm Debentures and Additional Debentures, as applicable, for sale to the public in, and as to other matters governed by the laws of, jurisdictions other than the Province of Alberta and may rely, to the extent appropriate in the circumstances and solely as to matters of fact not independently established, on certificates or statutory declarations of officers of Corporation and of public and stock exchange officials) with respect to such matters as the Underwriters may reasonably request relating to the Offering of the Firm Debentures and Additional Debentures, as applicable, the Corporation and its Subsidiaries in form and substance acceptable to counsel to the Underwriters, acting reasonably, including without limitation opinions substantially to the effect that:

(i)
each of the Corporation and its Material Subsidiaries has been duly incorporated, amalgamated or formed, as the case may be, and is validly subsisting under the laws of the jurisdiction of its incorporation, amalgamation or formation, as the case may be, and has all requisite corporate or partnership capacity, power and authority to carry on its business as now conducted by it and to own its properties and assets;

(ii)
the Corporation has full corporate power and authority to enter into this Agreement and the Debenture Indenture and to perform its obligations set out herein and therein, including the issuance and sale of the Offered Securities, and this Agreement and the Debenture Indenture and the Offered Securities have been duly authorized, executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms subject to laws affecting the enforceability of agreements and other enforceability qualifications;

(iii)
the (x) execution and delivery of this Agreement and the Debenture Indenture, and the fulfillment of the terms hereof and thereof by the Corporation, and the performance of and compliance with the terms of this Agreement and the Debenture Indenture by the Corporation, and (y) the issuance and sale of the Offered Securities and the fulfillment of the terms thereof by the Corporation, does not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default:

(A)	under any applicable laws of the Province of Alberta or the federal laws of Canada applicable therein;
(B)
under any term or provision of the articles, by-laws or other constating documents, as applicable, of the Corporation or any of its Material Subsidiaries, or, of which Corporation’s counsel is aware, any resolutions of the shareholders or partners, as applicable, or directors (or any committee thereof) of the Corporation or any of its Material Subsidiaries;

(C)
of which counsel is aware, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of its Subsidiaries is a party or by which it is bound; or

(D)
of which counsel is aware, any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over the Corporation or any of its Subsidiaries or their respective properties or assets;

(iv)
the Corporation is a “reporting issuer” not in default of any requirement of the Securities Act (British Columbia) and the regulations thereunder and has a similar status under the Securities Laws of each of the other Qualifying Provinces and is eligible to participate in NI 44-101 in each Qualifying Province;

(v)	the Corporation is authorized to issue an unlimited number of Common Shares;
(vi)
the Corporation and the attributes and characteristics of the Offered Securities, Common Shares, Debenture Indenture and the Over-Allotment Option conform in all material respects with the descriptions thereof in the Prospectus and any Supplementary Material;

(vii)
the Offered Securities are conditionally accepted for listing and, upon notification to the TSX of the issuance thereof and fulfillment of the Standard Listing Conditions of the TSX, will be listed and posted for trading on the TSX, as provided herein;

(viii)
the Underlying Shares are conditionally accepted for listing and, upon notification to the Exchanges of the issuance thereof and fulfillment of the Standard Listing Conditions of the Exchanges, will be listed and posted for trading on the Exchanges, as provided herein;

(ix)
CIBC Mellon Trust Company has been duly appointed as the transfer agent and registrar for the Common Shares (including the Underlying Shares) and has been appointed trustee and transfer agent and registrar for the Offered Securities under the Debenture Indenture;

(x)
(i) the Firm Debentures have been duly and validly created and issued as fully paid securities of the Corporation; (ii) the Additional Debentures have been duly and validly created and will, upon exercise of the Over-Allotment Option and payment of the purchase price for such Additional Debentures, be validly issued as fully paid securities of the Corporation; and (iii) the Over-Allotment Option has been duly and validly created and authorized;

(xi)	the form of the definitive certificate representing the Offered Securities has been duly approved and adopted by the Corporation and complies in all material respects with the Debenture Indenture;
(xii)	the form of the definitive certificate representing the Common Shares has been approved and adopted by the Corporation;
(xiii)
the Debenture Indenture and the issuance of Offered Securities thereunder are subject to and comply with the YBCA and no registration, filing or recording of the Debenture Indenture under the laws of the Province of British Columbia is necessary in order to preserve or protect the validity or enforceability of the Debenture Indenture or Offered Securities issued thereunder;

(xiv)
the Underlying Shares issuable upon conversion, redemption or maturity of the Offered Securities will, upon issuance in accordance with the terms of the Debenture Indenture and the constating documents of the Corporation, be issued as fully paid and non-assessable Common Shares;

(xv)
the Corporation has the necessary corporate power and authority to execute and deliver the Prospectuses and any Supplementary Material and all necessary action has been taken by the Corporation to authorize the execution and delivery by it of the Prospectuses and any Supplementary Material and the filing thereof, as the case may be, in each of the Qualifying Provinces under Canadian Securities Laws;

(xvi)
all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled under the Canadian Securities Laws of each of the Qualifying Provinces in order to qualify the distribution of the Offered Securities in each of the Qualifying Provinces through investment dealers or brokers registered under applicable legislation of the Qualifying Provinces who have complied with the relevant provisions of such legislation;

(xvii)
the issuance of the Underlying Shares by the Corporation on conversion, redemption or maturity of the Offered Securities to holders of the Offered Securities in accordance with the Debenture Indenture is exempt from the prospectus and registration requirements of the Canadian Securities Laws;

(xviii)
the first trade in the Underlying Shares acquired upon conversion, redemption or maturity of the Offered Securities will not be subject to the prospectus requirements of Canadian Securities Laws and no prospectus or other document is required to be filed, no proceedings are required to be taken and no approvals, permits, consents or authorizations of regulatory authorities are required to be obtained under the Canadian Securities Laws to permit the first trade of such securities by the holder thereof through registrants or dealers registered under the Canadian Securities Laws of such Qualifying Provinces who have complied with such laws, or in circumstances in which there is an exemption from the registration requirements under the Canadian Securities Laws of such provinces, provided that: (A) the trade is not a “control distribution” (as defined in National Instrument 45-102); and (B) the Corporation is a reporting issuer at the time of the trade;

(xix)
subject to the qualifications and assumptions set out therein, the statements in the Prospectus under the heading “Canadian Federal Income Tax Considerations” constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who will hold the Offered Securities;

(xx)	the Firm Debentures and the Additional Debentures are eligible investments as set out under the heading “Eligibility for Investment” in the Prospectuses.
16. Officers’ Certificates
(a)
The Underwriters shall have received at the Closing Time and the Over-Allotment Option Closing Time, as applicable, a certificate dated the Closing Date and the Over-Allotment Option Closing Date, as applicable, addressed to the Underwriters and signed by each of the Chief Executive Officer and the Chief Financial Officer of the Corporation, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the persons signing such certificate after having examined the Prospectus and if applicable, any Supplementary Material that:

(i)
the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement and the Debenture Indenture on its part to be complied with and satisfied at or prior to the Closing Time or the Over-Allotment Option Closing Time, other than those that have been waived by the Underwriters, as applicable;

(ii)
since the respective dates as of which information is given in the Prospectus and except as may have been the subject of Supplementary Material filed with the relevant Securities Commissions, there has been no material change (actual, or to the best of the knowledge, information and belief of the declarants, anticipated, contemplated or threatened, whether financial or otherwise), and no change of any material fact or new material fact, in the consolidated business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation from the date hereof to the Closing Date or the Over-Allotment Option Closing Date, as applicable, except as disclosed in the Prospectus or that would require an amendment to the Prospectus to be filed with the Securities Commissions;

(iii)
other than the representations of the Corporation in subsection 8(b)(xxviii) and 8(b)(xxix), the representations and warranties of the Corporation contained herein including those arising by delivery of documents hereunder are true and correct as of the Closing Time or the Over-Allotment Option Closing Time, as applicable, with the same force and effect as if made at and as of the Closing Time or the Over-Allotment Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby and by the Prospectus;

(iv)
no order, ruling or determination having the effect of ceasing, suspending or restricting trading in, or the sale of, the Firm Debentures or the Additional Debentures, as applicable, has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the best of the knowledge, information and belief of the declarants, contemplated or threatened; and

(v) there have been no material changes to the Responses.
17. Restrictions on Offerings
Other than the Offered Securities and the Private Placement Debentures, the Corporation agrees that, from the date hereof and ending on the date that is 90 days following the Closing Date that it will not offer, or announce the offering of, or make or announce any agreement to issue, sell, or exchange Common Shares or securities or financial instruments convertible or exchangeable into Common Shares without the prior written consent of the Lead Underwriter (on behalf of the Underwriters), not to be unreasonably withheld, provided that notwithstanding the foregoing, the Corporation may, without such consent: (i) grant options and restricted share units to directors, officers, consultants or employees of the Corporation pursuant to the Corporation’s shareholder approved stock option plan and restricted share unit plan; (ii) issue Common Shares on exercise of outstanding options issued pursuant to the Corporation’s shareholder approved stock option plan or on exercise of other outstanding instruments as of the date hereof; and (iii) issue Common Shares to satisfy obligations under instruments outstanding as of the date hereof.
18. Notices
Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Corporation be addressed to Ivanhoe Energy Inc., Attention Greg Phaneuf, Executive Vice President, Corporate Development, at the above address, Fax No. (403) 261-2698 with a copy to:
Macleod Dixon LLP
3700 Canterra Tower
400 — 3rd Avenue S.W.
Calgary, Alberta T2P 4H2
Attention: Marcus Archer
Fax No.: (403) 264-5973

and, in the case of notice to be given to the Underwriters, be addressed to:
TD Securities Inc.
800 Home Oil Tower
324 — 8th Avenue S.W.
Calgary, Alberta T2P 2Z2
Attention: Robi Contrada
Fax No.: (403) 292-2776
Macquarie Capital Markets Canada Ltd.
Suite 2020, 335-8th Avenue SW
Calgary, Alberta T2P 1C9
Attention: Rob Colcleugh
Fax No.: (403) 538-4365
RBC Dominion Securities Inc.
3900 Bankers Hall West
888-3rd Street SW
Calgary, Alberta T2P 5C5
Attention: Kent Ferguson
Fax No.: (403) 299-6901
UBS Securities Canada Inc.
Suite 650, 333-7th Avenue SW
Calgary, AB T2P 2Z1
Attention: Kurtis Shumka
Fax No.: (403) 695-3654
CIBC World Markets Inc.
9th Floor Bankers Hall East
855-2nd Street SW
Calgary, Alberta T2P 4J7
Attention: Brenda Mason
Fax No.: (403) 260-0524
Byron Capital Markets Ltd.
4 King Street West
Suite 1100
Toronto, Ontario M5H 1B6
Attention: Robert Orviss
Fax No.: (416) 867-2380

and a copy to:
Gowling Lafleur Henderson LLP
1400, 700 — 2nd Street S.W.
Calgary, Alberta T2P 4V5

Attention: Robb McNaughton
Fax No.: (403) 263-9193
or to such other address as the party may designate by notice given to the other. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:
(a)
a communication which is personally delivered shall, if delivered before 4:00 p.m. (local time at the place of delivery) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)
a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:00 p.m. (local time at the place of receipt), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

19. Survival of Representations and Warranties
All representations, warranties, terms and conditions herein (including, without limitation, those contained in section 8) or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Underwriters for the Firm Debentures or Additional Debentures, as applicable, and the distribution of the Firm Debentures or Additional Debentures, as applicable, pursuant to the Prospectus and shall continue in full force and effect for the benefit of the Underwriters regardless of any investigation by or on behalf of the Underwriters with respect thereto.
20. Several Liability of Underwriters
The Underwriters’ rights and obligations under this Agreement are several and not joint and several including, without limitation, that:
(a)	each of the Underwriters shall be obligated to purchase only the percentage of the total number of Firm Debentures or Additional Debentures set forth opposite their names set forth in this section 20;
(b)	if any one or more of the Underwriters shall not purchase its applicable percentage of:
(i)	the Firm Debentures at the Closing Time; or
(ii)	the Additional Debentures, if any, to be purchased at the Additional Closing Time;
(collectively, the “Defaulted Securities”),

then the other Underwriters (the “Continuing Underwriters”) who are willing and able to purchase their own applicable percentage of the total number of Firm Debentures or Additional Debentures, as the case may be, at the Closing Time or at the Over-Allotment Option Closing Time, as the case may be, shall have the right, but shall not be obligated, to purchase all of the percentage of the Firm Debentures or the Additional Debentures, as the case may be, which would otherwise have been purchased by such one or more of the defaulting Underwriters; the Continuing Underwriters exercising such right shall purchase such Firm Debentures or Additional Debentures, as applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event such right is not exercised, the Continuing Underwriters which are not in default shall be entitled by written notice to the Corporation to terminate this Agreement without liability, provided that in the event that the percentage of the total number of the Defaulted Securities is not more than 6.25% of the total number of the Firm Debentures or Additional Debentures, as applicable, the Continuing Underwriters shall have the obligation, to purchase severally on a pro rata basis (or such other basis as the Continuing Underwriters may agree) all, but not less than all, of the Defaulted Securities which would otherwise have been purchased by the one or more Underwriters which failed or refused to purchase.
The applicable percentage of the total number of Firm Debentures or Additional Debentures, as applicable, which each of the Underwriters shall be separately obligated to purchase is as follows:

TD Securities Inc.	50%
Macquarie Capital Markets Canada Ltd.	12.50%
RBC Dominion Securities Inc.	12.50%
UBS Securities Canada Inc.	12.50%
CIBC World Markets Inc.	6.25%
Byron Capital Markets Ltd.	6.25%

100.0%
If the Continuing Underwriters do not elect to purchase the Defaulted Securities, nothing in this Agreement shall obligate the Corporation to sell less than all of the Firm Debentures or Additional Debentures, as the case may be, or shall relieve any Underwriter in default from liability to the Corporation or any Continuing Underwriter in respect of the defaulting Underwriters’ default hereunder and the Corporation shall be entitled to terminate its obligations hereunder. In the event of a termination by the Corporation of its obligations under this Agreement there shall be no further liability on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under sections 9, 10 or 11.
21. Authority to Bind Underwriters
The Corporation shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Underwriters by the Lead Underwriter which shall represent the Underwriters and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of any settlement under section 9 or 10, any matter referred to in section 12 or any agreement under section 20. While not affecting the foregoing, the Lead Underwriter shall consult with the other Underwriters with respect to any such notice, waiver, extension or other communication.

22. Underwriters Covenants
(a)	Each of the Underwriters covenants and agrees with the Corporation that it will:
(i)
conduct activities in connection with the proposed offer and sale of the Offered Securities in compliance with all Canadian Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Offered Securities;

(ii)
not solicit subscriptions for the Offered Securities, trade in Offered Securities or otherwise do any act in furtherance of a trade of Offered Securities in any jurisdictions outside of the Qualifying Provinces;

(iii)
as soon as reasonably practicable after the Closing Date and the Over-Allotment Option Closing Date (and in any event within 30 days thereof) provide the Corporation with a break down of the number of Offered Securities sold in each of the Qualifying Provinces and, upon completion of the distribution of the Offered Securities, provide notice to that effect to the Corporation and, if required by Canadian Securities Laws, to the Securities Commissions; and

(iv)	use commercially reasonable efforts to complete the distribution of the Offered Securities as soon as possible.
(b)
For the purposes of this section 22, the Underwriters shall be entitled to assume that the Offered Securities may be lawfully offered for sale and sold in the Qualifying Provinces if the Final Passport System Decision Document has been issued evidencing that a receipt for the Prospectus has been issued by the Securities Commissions, provided the Underwriters do not have actual knowledge, and have not been notified in writing by the Corporation, of any circumstances that would legally prohibit such distribution.

(c)
No Underwriter will be liable to the Corporation under this section 22 with respect to a default by any of the other Underwriters or any member of any Selling Dealer Group appointed by another Underwriter but will be liable to the Corporation only for its own default.

23. Severance
If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
24. Relationship Between the Corporation and the Underwriters
The Corporation: (i) acknowledges and agrees that the Underwriters have certain statutory obligations as registrants under Canadian Securities Laws and have duties to their clients; (ii) acknowledge and agree that the Underwriters are neither the agents of the Corporation nor otherwise fiduciaries of the Corporation; and (iii) consents to the Underwriters acting hereunder while continuing to act for their clients. To the extent that the Underwriters’ statutory obligations as registrants under Canadian Securities Laws or relationships with their clients conflict with their obligations hereunder, the Underwriters shall be entitled to fulfil their statutory obligations as registrants under Canadian Securities Laws and their duties to their clients. Nothing in this Agreement shall be interpreted to prevent the Underwriters from fulfilling their statutory obligations as registrants under Canadian Securities Laws or duties to their clients.

25. Stabilization
In connection with the distribution of the Offered Securities, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.
26. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Corporation and the Underwriters hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta.
27. Time of the Essence
Time shall be of the essence of this Agreement.
28. Counterpart Execution
This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission or other electronic communication.
29. Further Assurances
Each party to this Agreement covenants and agrees that from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.
30. Use of Proceeds
The Corporation hereby covenants and agrees to use the net proceeds of the sale of the Firm Debentures hereunder in accordance with the disclosure in the Prospectus.
31. Entire Agreement
It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters and the Corporation.
Remainder of page intentionally left blank

If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to TD Securities Inc.

TD SECURITIES INC.		RBC DOMINION SECURITIES INC.

By:	(signed) “Robi Contrada”	By:	(signed) “Greg Heath”

MACQUARIE CAPITAL MARKETS CANADA LTD.		UBS SECURITIES CANADA INC.

By:	(signed) “Robert F. Colcleugh”	By:	(signed) “Kurtis Shumka”

By:	(signed) “David Vetters”	By:	(signed) “Ted Larkin”

CIBC WORLD MARKETS INC.		BYRON CAPITAL MARKETS LTD.

By:	(signed) “Brenda A. Mason”	By:	(signed) “Robert Orviss”

ACCEPTED AND AGREED to as of the 18th day of May, 2011.

IVANHOE ENERGY INC.

By:	(signed) “Greg Phaneuf”

SCHEDULE “A”
SUBSIDIARIES
Ivanhoe Energy International Inc. (B.V.I.)
Ivanhoe Energy Holdings Inc. (Nevada)
Ivanhoe Energy Petroleum Projects Inc. (Nevada)
Ivanhoe Energy HTL Inc. (Nevada)
Ivanhoe HTL Petroleum Ltd. (Nevada)
Ivanhoe Energy HTL (USA) Inc. (Nevada)
Ivanhoe Energy International Ventures Inc. (BVI)
Ivanhoe Energy (Middle East) Inc. (BVI)
Ivanhoe Energy (Latin America) Inc. (BVI)
Sunwing Holding Corporation (Barbados)
Sunwing Energy Ltd. (Bermuda)
Sunwing Zitong Energy Ltd. (BVI)
Sunwing Management Limited (Hong Kong)
Pan-China Resources Ltd. (BVI)
Dagang Resources Ltd. (BVI)
Ivanhoe Energy Advisory Inc. (BVI)
Ivanhoe Energy Ecuador Inc. (BC)
Ivanhoe Energy Latin America Inc. (BC)
Ivanhoe Energy MENA Inc. (BC)
Ivanhoe Energy Canada Inc. (AB)
Ivanhoe Energy Canadian Holdings Inc. (AB)
Ivanhoe Energy Mongolia Inc. (AB)
PanAsian Energy Ltd. (Nevis)
Shaman LLC (Mongolia)
Ivanhoe Energy Colombia Inc. (Barbados)
IELA Colombia Inc. (Barbados)
Ivanhoe Energy Mexico Inc. (BC)
IELA Mexico PTE Ltd. (Singapore)
Ivanhoe Energy Mexico IELA, S.A. de C.V. (Mexico)
IELA Singapore PTE Ltd. (Singapore)
Ivanhoe Energy Services Mexico IELA, S.A. de C.V. (Mexico)